EXHIBIT 99.1

Terra Tech Corp Reports Record Revenues for Year End December 31, 2017

41% revenue growth year-over-year for full year 2017

54% revenue growth for Q4 2017 vs Q4 2016

IRVINE, CA – March 16, 2018 – Terra Tech Corp. (OTCQX: TRTC) (OTCQX: TRTCD) (“Terra Tech” or the “Company”), a vertically integrated cannabis-focused agriculture company, today announced its financial results for the year ended December 31, 2017.

Derek Peterson, Chief Executive Officer of Terra Tech, commented on the achievements from the year, “The rapid growth of the legal cannabis market, coupled with our aggressive expansion strategy, has led to Terra Tech’s emergence as a pre-eminent retail and wholesale cannabis company in the United States. Our strategy to establish our Blüm™ and IVXX™ brands as premium cannabis experiences in targeted states set the foundation for the Company to quickly expand into the adult use market when Nevada welcomed legalization in July, 2017, followed by California in January, 2018. These regulatory milestones significantly expanded our addressable market and transformed the Company’s potential growth path.

“In California, we currently have dispensary operations in Oakland and Santa Ana, and are continuing to build out another dispensary in San Leandro as well as cultivation and extraction facilities in the state. We are encouraged by our progress establishing recognizable brands, a loyal customer base and developing extensive cultivation capabilities, which we expect to allow for the production of up to 20,000 pounds of cannabis per year, when complete. As the U.S.’s largest state by population, California represents a major market for us. A recent report from BDS Analytics estimates California sales of cannabis to hit $3.7 billion by the end of 2018, and to increase to $5.1 billion in 2019. In Nevada, we have four dispensary operations across Reno and Las Vegas, supported by new cannabis cultivation and extraction facilities in Sparks and Reno, through agreements with NuLeaf. Cannabis analytics firm New Frontier projects Nevada’s total cannabis market to be $622 million by 2020 and we are excited by the opportunity to participate in its growth,” continued Mr. Peterson.

“Our Edible Garden subsidiary, which produces leafy herbs and greens, continues to perform well. We took steps to streamline our operations which led to slightly improved gross margins at Edible Garden, while also expanding the range of produce sold, supported by an expanded marketing campaign.

“Looking ahead to the remainder of 2018, we are well capitalized having recently secured a $40 million investment commitment, which will enable us to complete some of the ongoing infrastructure construction projects that are underway and will fuel our sales and marketing efforts, driving organic growth. Our relatively large footprint and established operations means we are also well positioned to leverage M&A opportunities to further grow our market share. This is a transitional time in the Company’s development and we look forward to generating sustainable, long-term value creation for Terra Tech’s shareholders, customers and employees,” concluded Mr. Peterson.

Financial Summary for Full Year 2017

•	Total revenues for the full year 2017 were $35.80 million, an increase of 41% from $25.33 million in the year ended December 31, 2016. Total revenues generated for the quarter ended December 31, 2017 were approximately $11.01 million, an increase of 54% from $7.13 million in the same period in 2016;

•	Gross margin for the year ended December 31, 2017 amounted to approximately 15.3%, compared to approximately 10.2% for the year ended December 31, 2016.

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•	Selling, general and administrative expenses for the year ended December 31, 2017 amounted to approximately $25.36 million, compared to approximately $20.72 million for the year ended December 31, 2016.

•	The net loss attributable to Terra Tech for the year ended December 31, 2017 was approximately $32.68 million, or ($0.71) per share compared to a loss of approximately $26.92 million or ($1.04) per share for the year ended December 31, 2016. The increase in net loss is primarily attributable to an increase in sales, general and administrative expenses from the opening of the new dispensaries, an increase in the amortization of debt discount, an increase in loss on the extinguishment of debt, an increase in loss on fair market valuation of derivatives, and increase in loss on fair market valuation of contingent consideration offset by a gain on settlement of contingent consideration in the year ended December 31, 2017, compared to the prior year.

•	The Company had $5.45 million in cash as of December 31, 2017. Subsequent to the quarter end, the Company announced that it has secured a $40 million investment commitment, to be made in eight tranches of $5 million over 24 months.

•	Stockholders’ equity for the year ended December 31, 2017 amounted to approximately $76.80 million, an increase of approximately $24.65 million compared to approximately $52.15 million as of December 31, 2016.

•	The Company had no short-term debt as of December 31, 2017, compared with approximately $564,000 as of December 31, 2016. Long term debt was $6.61 million as of December 31, 2017, compared with $1.35 million as of December 31, 2016.

Operational Highlights for Full Year 2017

California:

•	Oakland: Terra Tech is constructing a 13,000-square-foot cultivation facility which has the capacity to produce up to one metric ton, or 2,000 pounds, of cannabis per year. The facility received its provisional cultivation permits in Q2 2017 and is expected to be fully operational by mid-2018. The Company has also operated its Blüm, Oakland dispensary since April 2016.

•	San Leandro: The Company commenced construction of a Blüm dispensary and extraction facility, both of which have received the necessary city permits, and are expected to open in the second half of 2018.

•	Santa Ana: The Company started operating its Blüm, Santa Ana, dispensary in September 2017, to strong demand. Upon receiving regulatory approval from the city of Santa Ana, Terra Tech will acquire the cannabis retail permit associated with the dispensary for no additional consideration. On February 1, 2018, the Company submitted applications to open two additional retail dispensaries in Santa Ana and expects the City to announce whether these are approved in the next few months.

•	The Company launched its new “Craft Cultivation” model to expand its IVXX cannabis cultivation capabilities in California, while effectively managing costs.

➢	First Craft Cultivator, Panther Gap Farms, in Honeydew, CA, in Southern Humboldt County, signed in May, 2017

➢	Second Craft Cultivator, Cultivar, Inc. in Salinas, California, signed in September, 2017

•	In addition to its organic growth strategy, the Company continues to explore M&A opportunities in California.

•	Through organic growth and its M&A strategy, the Company expects to achieve a footprint within the California market that allows for the production of up to 20,000 pounds per year of cannabis.

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Nevada:

•	In July, the Company commenced sales of cannabis for adult-use at its four Blüm dispensaries in Nevada, following the approval of its Dual Use Marijuana business licenses by the State of Nevada Department of Taxation.

•	The Company has completed construction of a new 30,000 square foot cannabis cultivation facility in Sparks, NV and a 15,000 square foot cannabis extraction facility in Reno, NV, through agreements with NuLeaf. The Company is awaiting final State approval to begin IVXX production at the Reno facility.

New Jersey:

•	Increased its Non-GMO line of products by adding butterhead lettuce and ‘Snip Its®’ in 2017.

•	Continued to implement new technology to improve efficiencies, production and margins.

➢	Including discontinuing low-margin floral product contract, leading to improved margins

•	Implemented new marketing strategy to improve brand recognition among Edible Garden’s core target customer base in the healthy living sector.

•	Construction is underway for a major new pack house in New Jersey to distribute salads and leafy greens for its subsidiary, Edible Garden.

Miscellaneous

•	Subsequent to the year end, the Company secured a $40 million investment commitment, to be made in eight tranches of $5 million over 24 months. This capital injection will primarily be used to build out the Company’s infrastructure to support its long term growth strategy.

•	In August 2017, the Company acquired an additional 38% ownership in MediFarm. Previously, the Company owned 60%. The Company now has 98% ownership of MediFarm.

•	Appointed Mr. Alan Gladstone to the Board of Directors to provide strategic guidance to management as the Company enters a new growth phase. The Company plans to add more independent directors to the Board to enhance its independent oversight by incorporating best practices in corporate governance.

•	Filed a patent application with the U.S. Patent and Trademark Office (USPTO) for innovative cannabis-infused rolling papers; expected to launch in 2018 under the IVXX™ brand.

Conference Call

The company will also host a conference call today, Friday, March 16, 2018 at 4:30 PM Eastern Time.

Dial-In Number: 1-857-232-0157

Access Code: 422095

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Derek Peterson, Chairman and CEO of Terra Tech Corp., will be answering shareholder questions at the end of the call. Should you have questions during or prior to the conference call please send an email to TRTC@kcsa.com with ‘TRTC Question’ in the subject line. Mr. Peterson will answer as many questions as time will allow.

For those unable to participate in the live conference call, a replay will be available at http://smallcapvoice.com/blog/trtc/. An archived version of the webcast will also be available on the investor relations section of the company’s website.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ http://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.’s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.’s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.’s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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TERRA TECH CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2017	2016

ASSETS

Current Assets:
Cash	$5,445,582	$9,749,572
Accounts Receivable	959,698	747,792
Notes Receivable	5,010,143	-
Inventory	5,760,019	1,909,330
Prepaid Expenses and Other Current Assets	1,067,689	704,721

Total Current Assets	18,243,131	13,111,415

Property, Equipment and Leasehold Improvements, Net	19,191,616	10,464,764
Intangible Assets, Net	27,773,110	23,627,098
Goodwill	28,921,260	28,921,260
Other Assets	4,058,682	54,193

TOTAL ASSETS	$98,187,799	$76,178,730

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current Liabilities:
Accounts Payable and Accrued Expenses	$5,444,710	$2,417,400
Derivative Liabilities	9,331,400	6,987,000
Short-Term Debt	-	564,324
Income Taxes Payable	-	615,830
Contingent Consideration	-	12,085,859

Total Current Liabilities	14,776,110	22,670,413

Long-Term Liabilities:
Long-Term Debt	6,609,398	1,354,352

Total Long-Term Liabilities	6,609,398	1,354,352

Total Liabilities	21,385,508	24,024,765

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, Convertible Series A, Par Value $0.001: 100 Shares Authorized as of December 31, 2017 and 2016; 8 Shares Issued and Outstanding as of December 31, 2017 and 2016, respectively	-	-
Preferred Stock, Convertible Series B, Par Value $0.001: 49,999,900 Shares Authorized as of December 31, 2017 and 2016; 0 and 2,455,064 Shares Issued and Outstanding as of December 31, 2017 and 2016, respectively	-	2,455
Common Stock, Par Value $0.001: 990,000,000 Shares Authorized as of December 31, 2017 and 2016; 61,818,560 and 36,924,254 Shares Issued and Outstanding as of December 31, 2017 and 2016, respectively	61,819	36,924
Additional Paid-In Capital	181,357,715	125,466,493
Accumulated Deficit	(105,548,602)	(72,870,999)

Total Terra Tech Corp. Stockholders’ Equity	75,870,932	52,634,873
Non-Controlling Interest	931,359	(480,908)

Total Stockholders’ Equity	76,802,291	52,153,965

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$98,187,799	$76,178,730

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TERRA TECH CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2017	2016

Total Revenues	$35,800,844	$25,327,763
Cost of Goods Sold	30,323,771	22,755,080

Gross Profit	5,477,073	2,572,683

Selling, General and Administrative Expenses	25,357,091	20,720,534

Loss from Operations	(19,880,018)	(18,147,851)

Other Income (Expense):
Amortization of Debt Discount	(2,138,762)	(1,414,202)
Impairment of Property	(138,037)	-
Impairment of Intangible Assets	(757,467)	-
Loss on Extinguishment of Debt	(7,144,288)	(5,382,813)
Loss from Derivatives Issued with Debt Greater Than Debt Carrying Value	-	(1,487,500)
Gain (Loss) on Fair Market Valuation of Derivatives	(3,494,550)	(1,844,500)
Interest Expense, Net	(542,664)	(377,349)
Gain on Settlement of Contingent Consideration	4,991,571	-
Gain (Loss) on Fair Market Valuation of Contingent Consideration	(4,426,047)	668,694

Total Other Income (Expense)	(13,650,244)	(9,837,670)

Loss Before Provision for Income Taxes	(33,530,262)	(27,985,521)
Provision for Income Tax Benefit (Expense)	347,455	-

Net Loss	(33,182,807)	(27,985,521)
Net Loss Attributable to Non-Controlling Interest	505,204	1,066,631

NET LOSS ATTRIBUTABLE TO TERRA TECH CORP.	$(32,677,603)	$(26,918,890)

Net Loss Per Common Share Attributable to Terra Tech Corp. Common Stockholders – Basic and Diluted	$(0.71)	$(1.04)

Weighted-Average Number of Common Shares Outstanding – Basic and Diluted	46,072,846	25,957,307

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